                                                                   Exhibit 10.13
================================================================================








               DEFERRED COMPENSATION AND BENEFITS TRUST AGREEMENT
                                  By and Among
                                  SUNOCO, INC.
                              BANKERS TRUST COMPANY
                                       and
                     TOWERS, PERRIN, FORSTER & CROSBY, INC.
  Dated as of January 11, 1999 and Amended and Restated as of September 6, 2001









================================================================================

                                TABLE OF CONTENTS

ARTICLE I  Definitions....................................................................................................   2

   1.1      Account.......................................................................................................   2
            -------
   1.2      Board of Directors............................................................................................   2
            ------------------
   1.3      Change in Control.............................................................................................   2
            -----------------
   1.4      Chief Executive Officer.......................................................................................   3
            -----------------------
   1.5      CIC Date......................................................................................................   3
            --------
   1.6      Committee.....................................................................................................   3
            ---------
   1.7      Company.......................................................................................................   3
            -------
   1.8      Compensation Committee........................................................................................   3
            ----------------------
   1.9      ERISA.........................................................................................................   3
            -----
   1.10     Exchange Act..................................................................................................   3
            ------------
   1.11     Group.........................................................................................................   3
            -----
   1.12     Incumbent Board...............................................................................................   3
            ---------------
   1.13     Insolvent or Insolvency.......................................................................................   4
            ---------    ----------
   1.14     Legal Defense Fund............................................................................................   4
            ------------------
   1.15     Legal Defense Fund Amount.....................................................................................   4
            -------------------------
   1.16     Payment Schedule..............................................................................................   4
            ----------------
   1.17     Plan..........................................................................................................   4
            ----
   1.18     Plan Participant..............................................................................................   4
            ----------------
   1.19     Potential Change in Control...................................................................................   4
            ---------------------------
   1.20     Recordkeeper..................................................................................................   4
            ------------
   1.21     Required Funding Amount.......................................................................................   4
            -----------------------
   1.22     Trust.........................................................................................................   5
            -----
   1.23     Trust Agreement...............................................................................................   5
            ---------------
   1.24     Trust Corpus..................................................................................................   5
            ------------
   1.25     Trustee.......................................................................................................   5
            -------

ARTICLE II  The Plans.....................................................................................................   5

   2.1      Plans & Agreements Subject to Trust...........................................................................   5
            -----------------------------------
   2.2      Liability for Payments........................................................................................   5
            ----------------------

ARTICLE III  Establishment of Trust.......................................................................................   6

   3.1      Principal of Trust............................................................................................   6
            ------------------
   3.2      Term and Revocability.........................................................................................   6
            ---------------------
   3.3      Grantor Trust.................................................................................................   6
            -------------
   3.4      Segregation of Funds; Rights of Creditors.....................................................................   6
            -----------------------------------------

ARTICLE IV  Administration of Trust.......................................................................................   6

   4.1      Authority and Duties of the Committee.........................................................................   6
            -------------------------------------
   4.2      Action by the Committee.......................................................................................   7
            -----------------------
   4.3      Records, Reporting and Disclosure.............................................................................   7
            ---------------------------------
   4.4      Bonding.......................................................................................................   8
            -------

ARTICLE V  Potential Change in Control; Change in Control.................................................................   8

   5.1      Potential Change in Control...................................................................................   8
            ---------------------------

   5.2      Change in Control.............................................................................................   8
            -----------------
   5.3      Method of Funding.............................................................................................   8
            -----------------
   5.4      Additional Contributions; Sufficiency of Funds................................................................   8
            ----------------------------------------------
   5.5      Additional Plans..............................................................................................   9
            ----------------
   5.6      Calculation of Required Funding Amount........................................................................   9
            --------------------------------------
   5.7      Payment of Required Funding Amount............................................................................  10
            ----------------------------------
   5.8      Legal Defense Fund............................................................................................  10
            ------------------
   5.9      Sunset Provision..............................................................................................  10
            ----------------

ARTICLE VI  Investment Authority..........................................................................................  11

   6.1      Authority of Trustee..........................................................................................  11
            --------------------
   6.2      Investment Following Change in Control........................................................................  13
            --------------------------------------
   6.3      Investment of Trust Income....................................................................................  14
            --------------------------
   6.4      Losses Charged Against Trust Corpus...........................................................................  14
            -----------------------------------

ARTICLE VII  Payments to Plan Participants and Their Beneficiaries........................................................  14

   7.1      Appointment of Recordkeeper...................................................................................  14
            ---------------------------
   7.2      Maintenance of Records........................................................................................  14
            ----------------------
   7.3      Company Information...........................................................................................  15
            -------------------
   7.4      Payment Schedule..............................................................................................  15
            ----------------
   7.5      Entitlement to Benefits.......................................................................................  16
            -----------------------
   7.6      Payment of Benefits...........................................................................................  16
            -------------------
   7.7      Notice of Benefits Payable....................................................................................  16
            --------------------------
   7.8      Source of Payments............................................................................................  16
            ------------------
   7.9      Tax on Amounts Held in Trust Prior to Distribution............................................................  17
            --------------------------------------------------
   7.10     Indemnification of Recordkeeper by Company....................................................................  17
            ------------------------------------------
   7.11     Resignation, Discharge & Replacement of Recordkeeper..........................................................  17
            ----------------------------------------------------

ARTICLE VIII  Payments to Trust Beneficiary When Company Is Insolvent.....................................................  18

   8.1      Responsibilities of Trustee in Insolvency.....................................................................  18
            -----------------------------------------
   8.2      Resumption of Discontinued Payments...........................................................................  19
            -----------------------------------

ARTICLE IX  Payments to the Company.......................................................................................  19

   9.1      Reversion of Funds to Company.................................................................................  19
            -----------------------------
   9.2      Limitation Upon Company's Ability to Direct Payments..........................................................  20
            ----------------------------------------------------
   9.3      Limitation on Reversion of Legal Defense Fund Amount..........................................................  20
            ----------------------------------------------------

ARTICLE X  Powers, Duties & Responsibilities of Trustee...................................................................  20

   10.1     Limitation of Liability.......................................................................................  20
            -----------------------
   10.2     Maintenance of Administrative Records.........................................................................  20
            -------------------------------------
   10.3     Reimbursement of Costs & Expenses.............................................................................  21
            ---------------------------------
   10.4     Indemnification of Trustee by Company.........................................................................  21
            -------------------------------------
   10.5     Institution of Litigation.....................................................................................  21
            -------------------------
   10.6     Powers of Trustee.............................................................................................  22
            -----------------

ARTICLE XI  Resignation and Removal of Trustee............................................................................  22

   11.1     Resignation of Trustee........................................................................................  22
            ----------------------
   11.2     Removal and Substitution of Trustee...........................................................................  22
            -----------------------------------
   11.3     Appointment of Successor Trustee..............................................................................  23
            --------------------------------

   11.4     Failure to Appoint Successor Trustee.........................................................................   23
            ------------------------------------
   11.5     Statements of Account Upon Removal or Resignation............................................................   23
            -------------------------------------------------
   11.6     Transfer of Trust Corpus to Successor Trustee................................................................   24
            ---------------------------------------------

ARTICLE XII  Authorization...............................................................................................   24

   12.1     Actions by Board of Directors; Compensation Committee........................................................   24
            -----------------------------------------------------
   12.2     Actions by Chief Executive Officer; Treasurer................................................................   24
            ---------------------------------------------
   12.3     Other Actions of Company.....................................................................................   24
            ------------------------
   12.4     Actions by the Committee.....................................................................................   24
            ------------------------

ARTICLE XIII  Notices....................................................................................................   25

   13.1     Notices......................................................................................................   25
            -------

ARTICLE XIV  Miscellaneous...............................................................................................   26

   14.1     No Contract of Employment....................................................................................   26
            -------------------------
   14.2     Rights of Plan Participants..................................................................................   26
            ---------------------------
   14.3     Amendment or Waiver..........................................................................................   26
            -------------------
   14.4     Severability of Provisions...................................................................................   27
            --------------------------
   14.5     Non-Alienability of Benefits.................................................................................   27
            ----------------------------
   14.6     Further Assurances...........................................................................................   27
            ------------------
   14.7     Successors, Heirs, Assigns, and Personal Representatives.....................................................   28
            --------------------------------------------------------
   14.8     Headings and Captions........................................................................................   27
            ---------------------
   14.9     Gender and Number............................................................................................   27
            -----------------
   14.10    Payments to Incompetent Persons, Etc.........................................................................   27
            ------------------------------------
   14.11    Governing Law; Situs of Trust................................................................................   28
            -----------------------------
   14.12    Counterparts.................................................................................................   28
            ------------
   14.13    Acceptance by Trustee........................................................................................   28
            ---------------------
   14.14    Insurance Policies...........................................................................................   28
            ------------------
   14.15    Survival.....................................................................................................   28
            --------
   14.16    Entire Understanding.........................................................................................   28
            --------------------

     Schedules:

         Schedule 2.1 - Benefit Plans and Other Arrangements Subject to Trust

              DEFERRED COMPENSATION AND BENEFITS TRUST AGREEMENT

     This Deferred Compensation and Benefits Trust Agreement, dated as of January 11, 1999 and Amended and Restated as of September 6, 2001 (the "Trust Agreement"), is by and among SUNOCO, INc., a Pennsylvania corporation (the "Company"), Bankers Trust Company, a New York banking corporation (the "Trustee"), and Towers, Perrin, FORSTER & CROSBY, INC., a Pennsylvania corporation (the "Recordkeeper").

                              W I T N E S S E T H

         WHEREAS, the Company (or certain of its subsidiaries) is or may become obligated under certain employee benefit plans, agreements, or other arrangements, to make payments to certain persons who at any time prior to the occurrence of a change in control of the Company were employees of the Company (or certain of its subsidiaries) (the "Plan Participants") and their beneficiaries; and

         WHEREAS, in order to: (1) provide an alternative source of funds to assist the Company in meeting its liabilities under the applicable employee benefit plans, agreements, or other arrangements; and (2) assure that future payment of such amounts would not be improperly withheld in the event of a change in control of the Company, the Company desires to establish a Trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's insolvency until paid to Plan Participants and their beneficiaries in the manner and at the times specified in the applicable employee benefit plans, agreements, or other arrangements; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the plans as unfunded plans maintained to provide deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

         WHEREAS, Bankers Trust Company is willing to act as Trustee of the Trust, and Towers Perrin is willing to act as Recordkeeper of the Trust, upon all of the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the mutual terms, covenants, and conditions herein contained, the mutual benefits to be derived hereunder, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

     As used in this Trust Agreement, the following terms shall have the meanings herein specified:

     1.1  Account - shall have the meaning provided herein at Section 5.7(c).
          -------

     1.2  Board of Directors - shall mean the Board of Directors of Sunoco,
          ------------------
          Inc., or any successor thereto.

     1.3  Change in Control - shall mean the occurrence of any of the following
          -----------------
          events:

          (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of
                                                                 ------
beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the
                           --------------------------------
combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding
                                                              -----------
Company Voting Securities"); provided, however, that, for purposes of this
-------------------------
Section (a), the following acquisitions shall not constitute a Change in
Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

          (b) Individuals who, as of September 6, 2001, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a
                ---------------
majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

          (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business
                                                           --------
Combination"), in each case unless, following such Business Combination, (1) all
-----------
or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

          (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     1.4  Chief Executive Officer - shall mean the Chief Executive Officer of
          -----------------------
Sunoco, Inc. as of the date of reference.

     1.5  CIC Date - shall have the meaning provided herein at Section 5.2.
          --------

     1.6  Committee - shall mean the administrative committee consisting of
          ---------
three (3) or more persons, not necessarily employees of the Company, appointed prior to a Change in Control by the Compensation Committee to administer the Sunoco, Inc. Special Executive Severance Plan. Upon the occurrence of any Change in Control, both the size and the membership of the Committee shall remain unchanged and shall continue unchanged for a period of at least eighteen (18) months following such Change in Control. In the event one or more members of the Committee resigns or otherwise terminates his or her membership in the Committee after a Change in Control, the remaining members of the Committee shall appoint a replacement by simple majority vote.

     1.7  Company - shall have the meaning set forth in the introduction to this
          -------
Trust Agreement.

     1.8  Compensation Committee - shall have the meaning provided herein at
          ----------------------
Section 2.1.

     1.9  ERISA - shall have the meaning set forth in the introduction to this
          -----
Trust Agreement.

     1.10 Exchange Act - shall mean the Securities Exchange Act of 1934, as
          ------------
amended.

     1.11 Group - shall mean persons who act in concert as described in Sections
          -----
13(d)(3) and/or 14(d)(2) of the Exchange Act.

     1.12 Incumbent Board - shall have the meaning provided herein at Section
          ---------------
1.3(b).

     1.13 Insolvent or Insolvency - shall mean, with respect to the Company,
          ---------    ----------
that either:

          (a)  the Company is unable to pay its debts as they become due; or

          (b) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     1.14 Legal Defense Fund - shall have the meaning provided herein at Section
          ------------------
5.8.

     1.15 Legal Defense Fund Amount - shall have the meaning provided herein at
          -------------------------
Section 5.8.

     1.16 Payment Schedule - shall have the meaning provided herein at Section
          ----------------
7.4.

     1.17 Plan - shall have the meaning provided herein at Section 2.1.
          ----

     1.18 Plan Participant - shall have the meaning set forth in the
          ----------------
introduction to this Trust Agreement.

     1.19 Potential Change in Control - shall mean the occurrence of any of the
          ---------------------------
following events or transactions:

          (a) any person (other than Sunoco, Inc., or any affiliate or subsidiary thereof) makes a tender offer for capital stock of Sunoco, Inc.;

          (b)  any person:

               (1) becomes the beneficial owner, directly or indirectly, of capital stock of Sunoco, Inc. in an amount which requires the filing of Schedule 13D or its equivalent form pursuant to the Rules and Regulations under the Exchange Act; and

               (2) indicates in such Schedule 13D or equivalent filing that the purpose of such capital stock acquisition is part of a plan or proposal that reasonably could lead to a Change in Control of Sunoco, Inc.;

          (c) the submission of a nominee or nominees for the position of director of Sunoco, Inc. by a shareholder or Group of shareholders in a proxy solicitation or otherwise which, in its judgment, the Board of Directors by subsequent adoption of a resolution, determines might result in a Change in Control of Sunoco, Inc.;

          (d) any person files a pre-merger notification for the acquisition of capital stock of Sunoco, Inc. pursuant to the Hart-Scott-Rodino Act; or

          (e) the Board of Directors in its judgment determines by adoption of a resolution that a Potential Change in Control of Sunoco, Inc. for purposes of this Trust Agreement has occurred.

     1.20 Recordkeeper - shall have the meaning set forth in the introduction to
          ------------
this Trust Agreement.

     1.21 Required Funding Amount - shall mean the aggregate of the amounts
          -----------------------
described in the following subparagraphs (a) and (b) of this Section 1.21:

          (a) except as otherwise provided in Schedule 2.1 hereof, an amount sufficient to provide all benefits accrued for each Plan Participant (and any beneficiaries) under the Plans (including any interest or earnings due on such accrual) through the date of the contribution, to the extent not previously contributed; and

          (b) an amount sufficient to pay all fees and expenses of administering and enforcing the Trust Agreement and the Plans that are or thereafter may become due, according to the respective terms and provisions of such Plans as of the date of reference.

     1.22 Trust - shall have the meaning set forth in the introduction to this
          -----
Trust Agreement.

     1.23 Trust Agreement - shall have the meaning set forth in the introduction
          ---------------
to this Trust Agreement.

     1.24 Trust Corpus - shall mean the amounts delivered to the Trustee
          ------------
pursuant to the terms hereof, less amounts distributed from the Trust pursuant to the terms hereof, plus all income earned by the Trust, in whatever form held or invested as provided herein.

     1.25 Trustee - shall have the meaning set forth in the introduction to this
          -------
Trust Agreement.

                                  ARTICLE II

                                   The Plans

     2.1  Plans & Agreements Subject to Trust. The plans, agreements, and other
          -----------------------------------
arrangements that are subject to this Trust (each a "Plan" and, collectively the "Plans") are listed on Schedule 2.1 hereto. Prior to a Potential Change in Control, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may from time to time designate additional such plans, agreements, and other arrangements to be subject to this Trust, or delete any Plan from this Trust. The Company shall immediately notify the Trustee and the Recordkeeper in writing of any such changes.

     2.2  Liability for Payments. The Company (or certain of its subsidiaries)
          ----------------------
shall continue to be liable to the Plan Participants to make all payments required under the terms of the Plans to the extent such payments have not been made pursuant to this Trust Agreement. Distributions made from the Trust to or for Plan Participants in respect of the Plans pursuant to Article VII hereof, shall, to the extent of such distributions, satisfy the Company's (or certain of its subsidiaries') obligation to pay benefits to such Plan Participants under the Plans.

                                  ARTICLE III

                            Establishment of Trust

     3.1  Principal of Trust. The Company hereby deposits with the Trustee in
          ------------------
trust the sum of One Hundred Dollars ($100.00) in cash which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     3.2  Term and Revocability. The Trust hereby established is revocable by
          ---------------------
the Company, but shall become irrevocable upon the occurrence of a Potential Change in Control or a Change in Control. At any time following the occurrence of a Potential Change in Control, this Trust may not be terminated either by the Company or the Board of Directors (or any member or committee thereof). Upon or after a Change in Control, this Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans. Upon termination of the Trust any assets remaining in the Trust shall be returned to the Company.

     3.3  Grantor Trust. The Trust is intended to be a grantor trust, of which
          -------------
the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly, and nothing herein shall be construed to subject this Trust to ERISA.

     3.4  Segregation of Funds; Rights of Creditors. The principal of the Trust,
          -----------------------------------------
and any earnings thereon shall be separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan Participants and general creditors as herein set forth. Plan Participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust shall be mere unsecured contractual rights of Plan Participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency.

                                  ARTICLE IV

                            Administration of Trust

     4.1  Authority and Duties of the Committee. It shall be the duty of the
          -------------------------------------
Committee, on the basis of information supplied to it by the Company, to determine

          (a) the eligibility of each Plan Participant to receive payment of benefits under this Trust with respect to each Plan; and

          (b)  the manner and time of payment of the benefits payable hereunder.

     The Recordkeeper shall determine, on behalf of the Committee, the amount of any benefit payable under this Trust to which each Plan Participant may be entitled. The Trustee, on behalf of the Company, shall make such payments as the Committee instructs the Trustee to pay, to Plan Participants. The Committee shall have the full power and authority to manage claims and appeals as set forth in the respective Plan, and to construe, interpret and administer such Plan in accordance with its terms and provisions.

     Prior to any Change in Control, the non-employee members of the Committee (if any) shall be compensated by the Company at a rate to be determined by the Chief Executive Officer. Following a Change in Control, any member of the Committee whose employment with the Company has terminated in connection with the Change in Control shall be compensated for services performed under this Trust at the rate in effect for any non-employee members immediately preceding a Change in Control, or, if no such rate is in effect, in an amount not to exceed 25% of such individual's annual base salary as paid by the Company immediately prior to his or her employment termination date. Following a Change in Control, such compensation shall be paid from the Trust assets.

     4.2 Action by the Committee. A majority of the members of the Committee
         -----------------------
shall constitute a quorum for the transaction of business at a meeting of the Committee. Any action of the Committee may be taken upon the affirmative vote of a majority of the members of the Committee at a meeting, or without a meeting by mail, telegraph, telephone or electronic communication device; provided, however, that all of the members of the Committee are informed of their right to vote on the matter before the Committee and of the outcome of the vote thereon.

     4.3 Records, Reporting and Disclosure. The Committee shall keep all
         ---------------------------------
individual and group records relating to Plan Participants and former Plan Participants and all other records necessary for the proper administration and operation of the Trust. Such records shall be made available to the Company and to each Plan Participant for examination during business hours except that a Plan Participant shall examine only such records as pertain exclusively to the examining Plan Participant and to the Plan, in general. The Committee shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by the Internal Revenue Code, and every other applicable statute, each as amended, and all regulations thereunder (except that the Company, as payer of the benefits, shall prepare and distribute to the proper recipients all forms relating to withholding of income or wage taxes, Social Security taxes, and other amounts which may be similarly reportable).

     All income, deductions and credits attributable to the Trust belong to the Company and will be included on the Company's income tax returns. The Company shall pay any federal, state, local, or other taxes imposed or levied with respect to the assets and/or income of the Trust or any part thereof under existing or future laws. Upon furnishing the Trustee with evidence reasonably re-quired by the Trustee of any such tax payments made directly by the Company, the Company shall be entitled to receive reimbursement from the assets of the Trust for the full amount of such taxes paid by it.

     4.4 Bonding. The Committee shall arrange any bonding that may be required
         -------
by law, but no amount in excess of the amount required by law (if any) shall be required by the Trust.

                                   ARTICLE V

                Potential Change in Control; Change in Control

     5.1 Potential Change in Control. If a Potential Change in Control occurs,
         ---------------------------
the Company shall immediately notify the Trustee and Recordkeeper and shall cause the Required Funding Amount to be remitted to the Trustee as a contribution to the Trust. The Required Funding Amount shall be paid to the Trust not later than thirty (30) days after the Potential Change in Control.

     5.2 Change in Control. Whenever a Change in Control is expected to occur,
         -----------------
if the date it will occur (the "CIC Date") is reasonably ascertainable, then (i) the Company shall notify the Trustee and the Recordkeeper of the CIC Date, (ii) the Legal Defense Fund Amount and the Required Funding Amount shall be determined as of the CIC Date, and (iii) to the extent that the amount then held in the Legal Defense Fund or the balance of the Trust Corpus is less than the Legal Defense Fund Amount or the Required Funding Amount, respectively, the Company shall cause the amount of the shortfall to be remitted to the Trustee as an irrevocable contribution to the Trust not later than one (1) business day before the CIC Date. If a Change in Control occurs, the Company shall immediately notify the Trustee and Recordkeeper. In addition, the Required Funding Amount shall be determined as of the actual date of the Change in Control and, to the extent that the amount then held in the Trust Corpus (other than the Legal Defense Fund) is less than the Required Funding Amount, the Company shall immediately cause the amount of the shortfall to be remitted to the Trustee, as an irrevocable contribution to the Trust, not later than one (1) business day after the Change in Control.

     5.3 Method of Funding. The contribution of the Required Funding Amount
         -----------------
shall be made in cash or in property acceptable to the Trustee having a fair market value equal to the Required Funding Amount, or in a combination of the two. The Board of Directors may determine that all or a portion of the Required Funding Amount and the Legal Defense Fund Amount may be represented by a standby, irrevocable (except as provided in Section 9.1) letter of credit, drawn on a bank acceptable to the Trustee, against which the Trustee may draw sufficient funds that, with the amounts contributed in cash or other property, will enable the Trustee to make the payments due under the Plans, together with the fees and expenses described in Section 5.1 above.

     5.4 Additional Contributions; Sufficiency of Funds. The Company shall be
         ----------------------------------------------
obligated to continue to cause additional contributions (or increases to the amount that may be drawn against the letter of credit) to be made as may be necessary from time to time to insure that at all times following a Change in Control, the Trust contains sufficient funds, on a current basis, to pay all benefits due to the Plan Participants (or their designated beneficiaries) under the Plans, together with the fees and expenses described in Section 5.1. The Trustee shall be under no duty to determine the sufficiency, or to enforce the making, of such contributions by the Company.

     5.5 Additional Plans. In the event the Compensation Committee designates
         ----------------
additional Plans that are subject to this Trust Agreement, or the Plans subject to this Trust Agreement are amended, after a Potential Change in Control or Change in Control, the Treasurer of the Company shall, unless the Trust Corpus shall theretofore have been released pursuant to Section 9.1 hereof, recalculate the Required Funding Amount. If the amount so calculated exceeds the fair market value of the assets then held in trust (excluding the Legal Defense Fund), the Company shall promptly (and in no event later than thirty (30) days from the date of such recalculation):

         (a) pay to the Trustee an amount of cash (or property acceptable to the Trustee having a fair market value equal to such amount, or some combination thereof) equal to such excess; or

         (b) increase the amount that may be drawn against the letter of credit described in Section 5.3, above, to cover such excess. If the Required Funding Amount so calculated is less than the fair market value of the assets held in trust, the Trustee shall retain such difference.

     5.6 Calculation of Required Funding Amount. As soon as practicable, but in
         --------------------------------------
no event later than fifteen (15) days following the occurrence of any Potential Change in Control, the Treasurer of the Company shall compute the Required Funding Amount. Immediately thereafter, the Recordkeeper shall review the Treasurer's calculations of the Required Funding Amount (including without limitation the calculations under Section 5.5 hereof). The Recordkeeper shall complete its review prior to the thirtieth (30th) day following any Potential Change in Control. If the Recordkeeper concludes that the amounts calculated by the Treasurer are not sufficient to permit the Trustee to make all payments due or to become due under the Plans, together with the fees and expenses described in Section 5.1 above, the Treasurer shall increase the Required Funding Amount to the amount so calculated by the Recordkeeper. The Company agrees not to challenge the calculations of the Treasurer, and both the Company and the Treasurer agree not to challenge the calculations of the Recordkeeper, and the Trustee shall have no right or obligation to challenge or question such calculation with regard to the Required Funding Amount (including, without limitation, the amount determined under Section 5.5 hereof) upon and after a Potential Change in Control or Change in Control. No Plan Participant shall have the right to challenge the calculations of either the Treasurer or the Recordkeeper with respect to the Required Funding Amount.

     5.7 Payment of Required Funding Amount.
         ----------------------------------

         (a) Interest on Delinquent Payments. The Company agrees to pay interest on any delinquent payment of the Required Funding Amount from the date on which such payment is required to be made pursuant to this Article V, based upon the daily average of the prime rate charged by Trustee, or its United States banking affiliate, during the period of such deficiency.

         (b) Discount Rate for Distributions Due Later. In determining the Required Funding Amount with respect to any payment or series of payments expected to be due more than one (1) year after the date as of which the Required Funding Amount is to be determined, the present value of such payment or series of payments shall be calculated by using a discount rate equal to one percentage point less than the then lowest annual yield to maturity on United States Treasury obligations having then remaining maturities approximately equal to the maturity of the payment or payments being valued.

         (c) Schedule of Accounts. Each payment by the Company pursuant to this
     Article V shall be accompanied by a schedule delivered to the Recordkeeper (as described in Section 7.4 hereof) of the individual Plans for whose accounts such payment is being made, which schedule sets forth the amounts delivered in respect of each of the Plans. The Recordkeeper shall maintain in an equitable manner an account for each Plan (the "Account"). Each Account shall consist of contributions to and payments from the Trust Corpus which are allocable to the Plan, and earnings thereon, less disbursements therefrom attributable to the interest of the Plan in the entire Trust Corpus. On a monthly basis, the Trustee shall advise the Recordkeeper in writing regarding the actual amounts received by the Trust from the Company, and paid out from the Trust, in respect of each of the Plans.

     5.8 Legal Defense Fund. The Trustee shall establish a separate account (the
         ------------------
"Legal Defense Fund") to provide for the payment of legal expenses and liabilities incurred by the Trustee with respect to which it is entitled to reimbursement under Sections 10.3 and 10.4, or for which a Plan Participant is entitled to reimbursement under Section 10.5, and to protect Plan Participants' rights to benefits after a Change in Control. Upon a Potential Change in Control, the Company shall contribute cash to the Legal Defense Fund in an amount equal to the greater of ten percent (10%) of the Required Funding Amount (or a reasonable estimate thereof) and $5,000,000 (the "Legal Defense Fund Amount"). The Legal Defense Fund shall not be used to pay benefits due under any Plan.

     5.9 Sunset Provision. Subject to Section 9.3, anything to the contrary in
         ----------------
this Trust Agreement or the Plans notwithstanding, in the event of a Potential Change in Control, the procedures, rules and responsibilities that apply under this Article V and under Sections 2.1, 3.2, 6.4, 7.3, 7.4, 10.2 and 14.3(b) hereof solely as a result of the occurrence of such Potential Change in Control shall cease to apply six (6) months after delivery of the Required Funding Amount to the Trustee if no Change in Control shall have occurred during such six-month period, and the Board of Directors determines, and so certifies to the Trustee, that a Change in Control is not imminent, pending, or reasonably expected to occur (or upon such certification by non-employee members of the Board of Directors acting unanimously before the expiration of such six-month period), or upon the earlier termination of this Trust in a manner consistent with Section 3.2 hereof. Such six-month period shall recommence in the event of and upon the date of any subsequent Potential Change in Control.

                                  ARTICLE VI

                             Investment Authority

     6.1 Authority of Trustee. The Trustee and any successor thereto appointed
         --------------------
hereunder shall be a corporate professional trustee which is not an affiliate of the Company but which has equity in excess of One Hundred Million Dollars ($100,000,000.00). Discretionary authority for the management and control of the assets of the Trust shall be retained by the Trustee, and all rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by, or rest with, the Plan Participants.

     The assets of the Trust shall be invested and re-invested, without distinction between principal and income, at such time or times in such investments, pursuant to such investment strategies or courses of action and in such shares and proportions as the Trustee, in its sole discretion shall deem advisable, subject to the applicable investment policies and related guidelines established by the Committee. These investment policies and related guidelines shall be communicated by the Committee to the Trustee. The Committee shall monitor compliance with such investment policies and related guidelines.

     Subject to the applicable investment policies and related guidelines, and subject to the requirements of Section 6.2 hereof after a Change in Control, the Trustee shall have the following powers and discretions in addition to those conferred by law:

         (a)  Investments.  To invest and reinvest the Trust Corpus in:

              (1) stock or rights to acquire stock (of any classification, including common and preferred stocks), or a registered investment fund, including a fund for which the Trustee serves as investment manager and/or custodian;

              (2) bonds and other obligations issued by such entities as the Trustee deems appropriate (including, without limitation, securities or obligations issued by the Company);

              (3) other property (real, personal or mixed); and/or

              (4) interests in investment companies and investment trusts;

         (b) Sale of Property. To sell, exchange, convey, transfer or dispose of, and also to grant options with respect to, any property, whether real or personal, at any time held by it by private contract or by public auction, for cash or upon credit, or partly for cash and partly for credit, as the Trustee may deem best, and no person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency or propriety of any such sale or other disposition;

         (c) Settlement of Debts. To compromise, compound and settle any debt or obligation (except claims by Plan Participants for benefits under any Plan) due to or from the Trust and to reduce the rate of interest thereon, to extend or otherwise modify, or to foreclose upon, default or otherwise enforce or act with respect to any such obligation as the Trustee may deem advisable;

         (d) Exercising Rights as Holder of Securities. With respect to stocks, bonds or securities:

              (1) to vote, in person or by general or limited proxy, any stocks or other securities at any time held in the Trust Corpus, at any meeting of stockholders or security holders, in respect to any business which may come before the meeting;

              (2) to exercise any options appurtenant to any stocks, bonds or other securities for the conversion thereof into other stocks, bonds or securities;

              (3) to exercise or sell any conversion or subscription rights appurtenant to any stocks, bonds or other securities at any time held in the Trust Corpus, and to make any and all necessary payments therefor;

              (4) to join in, and to approve, or to dissent from and to oppose, any corporate act or proceeding, including any reorganization, recapitalization, consolidation, merger, dissolution, liquidation, sale of assets or other action by or plan in respect of corporations or properties, the stocks or securities of which may at any time be held in the Trust Corpus;

              (5) to deposit with any committee or depository, pursuant to any plan or agreement of protection, reorganization, consolidation, sale, merger, or other readjustment, any property held in the Trust Corpus; and

              (6) to make payment from the Trust Corpus of any charges or assessments imposed by the terms of any such plan or agreement;

         (e) Use of Discretion With Respect to Company Securities. Without limiting the foregoing, with respect to stocks, bonds or securities of the Company, the Trustee shall exercise the powers under Section 6.1(d) at its discretion;

         (f) Depositary Function. To accept and hold any securities or other property received by it under any of the provisions of this Article VI, whether or not the Trustee would be authorized hereunder then to invest therein;

         (g) Borrowing Powers; Encumbering Trust Assets. To borrow money upon such terms and conditions as the Trustee shall deem advisable to carry out the purposes of the Trust and to pledge securities or other property of the Trust Corpus in repayment of any such loan;

         (h) Enforcement Authority. To enforce any right, obligation or claim and in general to protect in any way the interest of the Trust Corpus, either before or after default, and in case the Trustee shall, in its discretion, consider such action for the best interest of the Trust Corpus, to abstain from the enforcement of any right, obligation or claim and to abandon any property, whether real or personal which at any time may be held by the Trustee;

         (i) Execution of Instruments. To make, execute, acknowledge and deliver any and all deeds, leases, assignments, transfers, conveyances and any and all other instruments necessary or appropriate to carry out any powers herein granted;

         (j) Registration and Transfer of Investments. To cause any investments from time to time held by it hereunder to be registered in, or transferred into, its name as Trustee or the name of its nominee or nominees, and with or without designation of fiduciary capacity, to retain securities at a qualified central depository or Federal Reserve Bank or to retain any investments unregistered or in form permitting transfer by delivery, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Corpus;

         (k) Uninvested Assets. To hold any part or all of the Trust Corpus uninvested; and

         (l) General. To do all acts which may be necessary or proper and to exercise any and all of the powers of the Trustee under this Trust Agreement upon such terms and conditions as the Trustee may deem in the best interests of the Trust Corpus.

     6.2 Investment Following Change in Control. Upon and after a Change in
         --------------------------------------
Control, the Trustee shall use its good faith efforts to invest or reinvest all or such part of the Trust Corpus as the Trustee believes prudent under the circumstances (taking into account, among other things, the anticipated cash requirements for the payment of benefits under the Plans communicated to the Trustee by the Recordkeeper) solely in:

         (a) direct obligations of the United States of America or agencies thereof;

         (b) obligations unconditionally and fully guaranteed as to principal and interest by the United States of America; or

         (c) any registered investment fund, including a fund for which the Trustee serves as investment manager and/or custodian, established and maintained as a vehicle for short-term investment.

     With respect to such investments, the Trustee shall have the powers and discretion set forth in Section 6.1 hereof, in addition to those conferred by law; provided, however, that the Trustee shall not be liable for: (1) any losses to the Trust resulting from compliance with the investment and diversification limitations imposed by this Section 6.2, or (2) any loss of income due to liquidation of any investment which liquidation is necessary to make payments or to reimburse expenses under the terms of this Trust Agreement.

     6.3 Investment of Trust Income. During the term of this Trust, income
         --------------------------
received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     6.4 Losses Charged Against Trust Corpus. All losses of income or principal
         -----------------------------------
in respect of, and expenses (including without limitation taxes and, as provided in Article XI hereof, any expenses of the Trustee) charged against, the Trust Corpus shall be for the account of the Company and the Company shall be obligated to reimburse the Trust Corpus following a Potential Change in Control or a Change in Control for any loss in principal amount of, or expense charged against, the Trust Corpus except to the extent that the fair market value of the Trust Corpus as of that date equals or exceeds the Required Funding Amount as of that date. The Trustee shall promptly notify the Company in writing of the amount of such reimbursement. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any reimbursement amount specified by the Trustee, together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee.

                                   ARTICLE VII

              Payments to Plan Participants and Their Beneficiaries

     7.1 Appointment of Recordkeeper. It is recognized that the Trustee shall
         ---------------------------
have no responsibility hereunder for the continued retention of the Recordkeeper and/or any responsibility assigned to the Recordkeeper or its performance thereof. The Company shall pay the Trustee for all fees and expenses of the Recordkeeper.

     7.2 Maintenance of Records. Except for the records dealing solely with the
         ----------------------
Trust Corpus and its investment, which shall be maintained by the Trustee, the Recordkeeper shall maintain all the records contemplated by this Trust Agreement, including the maintenance of records for the separate Accounts of each Plan under this Trust Agreement and the maintenance of Plan Participants' Plan interests. The Recordkeeper shall maintain individual records with respect to each Plan Participant's interest under each Plan.

     7.3 Company Information. As soon as practicable, but in no event later than
         -------------------
fifteen (15) days following the occurrence of any Potential Change in Control, the Recordkeeper shall identify to the Company in writing the information deemed necessary to enable the Recordkeeper to determine the amount of benefits payable to or with respect to each Plan Participant in each Plan, including any benefits payable after the Plan Participant's death, and the recipient. As soon as reasonably practicable after receiving such communication from the Recordkeeper following any Potential Change in Control, the Company shall furnish the information needed by the Recordkeeper in order to determine the amount of any such benefit, and shall deliver to the Recordkeeper a letter of instructions:

         (a) describing the terms of each Plan;

         (b) enclosing a copy of each Plan;

         (c) listing the names, addresses, and Hay points or grade levels under the salary administration program then in effect, for the Plan Participants (and beneficiaries) covered by each Plan;

         (d) setting forth the timing, form of distributions, and formula or other methodology for determining the amounts to be paid to each Plan Participant and beneficiary under each Plan; and

         (e) instructing the Recordkeeper how and from whom to get any other information needed to compute benefits under each Plan.

     Thereafter, the Company shall regularly, at least annually, furnish revised up-dated information to the Recordkeeper. In the event the Company refuses or neglects to provide updated Plan Participant information, as contemplated herein, the Recordkeeper shall be entitled to rely upon the most recent information furnished to it by the Company.

     7.4 Payment Schedule. Within forty-five (45) days following a Change in
         ----------------
Control or Potential Change in Control (or when the Company otherwise makes contributions to the Trust), the Recordkeeper, on behalf of the Company, shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates:

         (a) in the case of all Plans, except the Special Employee Severance Plan, the amounts payable (including the fees and expenses incurred by the Plans) in respect of each Plan Participant (and his or her beneficiaries); and

         (b) in the case of the Special Employee Severance Plan, the amount reasonably expected to be payable thereunder, in order to fully fund the benefits due to those Participants then in grades 11 through 13, together with an explanation of the assumptions used by the Recordkeeper in performing its calculation.

         The Payment Schedule shall be updated by the Recordkeeper as necessary, but on at least an annual basis, in order to reflect changes therein. Upon the termination of employees entitled to benefits under the Plans, the Company will notify the Recordkeeper, and the Recordkeeper will update the Payment Schedule to indicate those Plan Participants to whom benefits have become payable. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their beneficiaries in accordance with such Payment Schedule and shall pay such fees and expenses, unless paid by the Company. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plans and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

     7.5 Entitlement to Benefits. The entitlement of a Plan Participant or his
         -----------------------
or her beneficiaries to benefits under the Plans shall be determined promptly by the Committee, and any claim for such benefits shall be considered and reviewed by the Committee under the procedures set out in the Plans. As soon as is reasonably practicable following any such review or determination by the Committee, the Committee shall give notice of its findings to the Recordkeeper, together with updated information as needed, in order to permit the Recordkeeper to make a final determination of the benefits to be paid. Upon notice of such findings by the Committee, the Recordkeeper promptly will make a final determination of the amounts payable and will notify the Committee.

     7.6 Payment of Benefits. The Company may make payment of benefits directly
         -------------------
to Plan Participants or their beneficiaries as they become due under the terms of the Plans. The Company shall notify the Trustee and Recordkeeper of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their beneficiaries. Within thirty (30) days of making of any such direct payment, the Company shall provide the Trustee and the Recordkeeper with a certification, in a form acceptable to each, indicating the date and amount of such direct payment of benefits by the Company.

     7.7 Notice of Benefits Payable. The Recordkeeper shall notify the Plan
         --------------------------
Participant or the beneficiary of a deceased Plan Participant that the Plan Participant's benefits under a Plan have become payable. Such notice shall include the amount of such benefits, the manner of payment (or, where appropriate, the various payment options available) and the name, address and social security number of the Plan Participant. Neither the Trustee nor the Recordkeeper shall have any responsibility for determining whether any Plan Participant or beneficiary has become entitled to any benefit under any of the Plans, or whether any Plan Participant or beneficiary has died, and each of the Trustee and the Recordkeeper shall be entitled to rely solely upon information furnished by the Committee.

     7.8 Source of Payments. All benefits payable from the Trust Corpus to a
         ------------------
Plan Participant or his beneficiary under a Plan shall be paid solely from the Account of such Plan. Upon the satisfaction of all liabilities under a Plan in respect of Plan Participants under a Plan, the Recordkeeper shall prepare and deliver to the Trustee a certification showing the balance, if any, remaining in the Account for such Plan. Such balance shall thereupon be reallocated ratably by the Recordkeeper to the Accounts of other Plans covered by this Trust (including Accounts which may have previously been reduced to a zero balance) in the ratio that liabilities in respect of each such Plan bear to the total liabilities of all such Plans. Upon the satisfaction of all liabilities of the Company under all Plans, the Recordkeeper shall prepare and deliver a certification to the Trustee and the Trustee shall thereupon distribute the Trust Corpus to the Company.

    7.9  Tax on Amounts Held in Trust Prior to Distribution. Except as otherwise
         --------------------------------------------------
provided herein, in the event of any final determination by the Internal Revenue Service or a court of competent jurisdiction, which determination is not appealable or with respect to which the time for appeal has expired, or the receipt by the Trustee of a substantially unqualified opinion of tax counsel selected by the Trustee, which determination determines, or which opinion opines, that the Plan Participants or any particular Plan Participant is subject to federal income taxation on amounts held in trust hereunder prior to the distribution to the Plan Participants or Plan Participant of such amounts, the Trustee, on receipt by the Trustee of such opinion or notice of such determination, shall pay to each Plan Participant the portion of the Trust Corpus includable in such Plan Participant's federal gross income, less applicable taxes. The Trustee shall not be required to obtain such opinion of tax counsel unless the Internal Revenue Service, the Company, or the Recordkeeper suggests to the Trustee that any of the Plan Participants may be subject to income taxation on amounts held in the Trust prior to a distribution hereunder and Trustee has doubts with respect thereto.

    7.10 Indemnification of Recordkeeper by Company. The Company agrees to
         ------------------------------------------
indemnify and hold harmless the Recordkeeper from and against any and all damages, losses, claims, fees or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Recordkeeper) arising out of or in connection with the performance by the Recordkeeper of its duties hereunder. In the event that payment is required to be made to the Recordkeeper from the Trust Corpus, as provided in Section 7.1 hereof, or this Section 7.10, the Trustee shall promptly pay such amount and notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus to the Trustee pursuant to this
Section 7.10, together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee, or its United States banking affiliate. The failure of the Company to transfer any such amount shall not in any way impair the Recordkeeper's right to indemnification, reimbursement and payment pursuant to Section 7.1 hereof or this Section 7.10.

    7.11 Resignation, Discharge & Replacement of Recordkeeper. The Recordkeeper
         ----------------------------------------------------
may resign and be discharged from its duties hereunder at any time by giving notice in writing of such resignation to the Company, or if a Change in Control shall previously have occurred, to the Company and the Trustee, specifying a date (not less than sixty (60) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, the Company, or if a Change in Control shall previously have occurred, the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors, then by affirmative vote of at least three fourths (3/4) of the current Board of Directors) shall appoint a successor recordkeeper, such successor recordkeeper to become Recordkeeper hereunder upon the resignation date specified in such notice. If a successor recordkeeper is not appointed within sixty (60) days after such notice, the Recordkeeper shall be entitled, at the expense of the Company, to petition a United States District Court or any court of competent jurisdiction in the state in which the Recordkeeper maintains its principal place of business to appoint its successor. The Recordkeeper shall continue to serve until its successor accepts the responsibility of recordkeeper. The Company, or if a Change in Control shall previously have occurred, the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors, then by affirmative vote of at least three fourths (3/4) of the current Board of Directors) may at any time substitute a new recordkeeper by giving fifteen (15) days' notice thereof to the Recordkeeper then acting. In the event of such removal or resignation, the Recordkeeper shall provide its successor with the records and information in its possession relating to the performance of its duties under this Trust Agreement.

     On or after a Change in Control, any successor recordkeeper appointed under this Section 7.11, shall be an actuarial firm (or other third party providing such services) by reputation and experience comparable to, and at least as well-recognized as, the former Recordkeeper.

                                 ARTICLE VIII

            Payments to Trust Beneficiary When Company Is Insolvent

     8.1 Responsibilities of Trustee in Insolvency. At all times during the
         -----------------------------------------
continuance of this Trust as provided in Section 3.4 hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law, as set forth below:

         (a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to immediately inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan Participants or their beneficiaries.

         (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is

     Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

         (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

         (d) The Trustee shall resume the payments of benefits to Plan Participants or their beneficiaries in accordance with Article VII of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     8.2 Resumption of Discontinued Payments. Provided that there are sufficient
         -----------------------------------
assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 8.1 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                                   ARTICLE IX

                             Payments to the Company

     9.1 Reversion of Funds to Company. Subject to Section 9.3, in the event the
         -----------------------------
Company delivers the Required Funding Amount to the Trustee because of a Potential Change in Control, the Trust Corpus shall be returned to the Company six (6) months after delivery of the Required Funding Amount to the Trustee if no Change in Control shall have occurred during such six-month period, and the Board of Directors determines, and so certifies to the Trustee, that a Change in Control is not imminent, pending, or reasonably expected to occur (or upon such earlier certification by the non-employee members of the Board of Directors acting unanimously), or upon the earlier termination of this Trust in a manner consistent with Section 3.2 hereof. Such six-month period shall recommence in the event of and upon the date of any subsequent Potential Change in Control. If another Potential Change in Control should occur after the Trust Corpus has been returned to the Company as provided in this Section 9.1, the Company shall deliver a new Required Funding Amount (and a new Legal Defense Fund Amount, if such amount has previously been returned to the Company) to the Trustee pursuant to Article V above. The Company shall notify the Trustee of the occurrence of a Potential Change in Control and Change in Control and the Trustee may rely on such notice.

     9.2 Limitation Upon Company's Ability to Direct Payments. After the Trust
         ----------------------------------------------------
has become irrevocable, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants and their beneficiaries pursuant to the terms of the Plans.

     9.3 Limitation on Reversion of Legal Defense Fund Amount. If any legal
         ----------------------------------------------------
claims have been instituted pursuant to Section 10.5, or the Trustee reasonably believes that such claims are likely to be made, no part of the Legal Defense Fund Amount shall be returned to the Company at a time that any such claim is pending or any expense associated with such claim has not been reimbursed. In addition, in no event shall the Legal Defense Fund Amount be returned to the Company earlier than the expiration of the six-month period described in the first sentence of Section 9.1.

                                    ARTICLE X

                  Powers, Duties & Responsibilities of Trustee

    10.1 Limitation of Liability. The duties and responsibilities of the
         -----------------------
Trustee shall be limited to those expressly set forth in this Trust Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee. The Trustee shall not be liable for any act taken or omitted to be taken hereunder if taken or omitted to be taken by it in good faith. The Trustee shall also be fully protected in relying upon any notice given hereunder which it in good faith believes to be genuine and executed and delivered in accordance with this Trust Agreement. The Trustee may consult with legal counsel to be selected by it, and the Trustee shall not be liable for any action taken or suffered by it in good faith in accordance with the advice of such counsel.

    10.2 Maintenance of Administrative Records. The Trustee shall maintain such
         -------------------------------------
books, records and accounts as may be necessary for the proper administration of the Trust Corpus and shall render to the Company on a monthly basis commencing on the first day of the month following the date this Trust Agreement was created until the termination of the Trust (and as of the date of such termination), an accounting with respect to the Trust Corpus as of the end of such month (and as of the date of such termination). After a Change in Control or a Potential Change in Control has occurred, and once the Required Funding Amount has been contributed to the Trust, the Recordkeeper shall receive a monthly accounting, and the Plan Participants may request an annual accounting with respect to the Trust Corpus. Unless the Company (or any Plan Participant after a Change in Control has occurred) shall have filed with the Trustee written exceptions or objections to any such statement and account within one hundred eighty (180) days after receipt thereof, the Company and all Plan Participants shall be deemed to have approved such statement and account, and in such case the Trustee shall be forever released and discharged with respect to all matters and things reported in such statement and account as though it had been settled by a decree of a court of competent jurisdiction in an action or proceeding to which the Company and all Plan Participants were parties.

     The Trustee shall have the right, at the expense of the Trust, to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee may also join such Plan Participants as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

     10.3 Reimbursement of Costs & Expenses. The Trustee shall be reimbursed by
          ---------------------------------
the Company for its reasonable expenses incurred in connection with the performance of its duties hereunder (including, without limitation, legal fees and expenses under Section 10.5 hereof) and shall be paid such fees for the performance of such duties as may be agreed upon in writing from time to time between the Company and the Trustee. After a Change in Control has occurred, the fees of the Trustee shall be determined by the application of the current rates then charged by the Trustee for the provision of the types of investment and Trustee services contemplated in this Trust Agreement to Trusts of a similar character. The Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of the Trustee or the termination of the Trust.

     10.4 Indemnification of Trustee by Company. The Company agrees to indemnify
          -------------------------------------
and hold harmless the Trustee from and against any and all liabilities, damages, losses, claims or expenses as incurred (including expenses of investigation and fees and disbursements of counsel to the Trustee and any taxes imposed on the Trust Corpus or income of the Trust) arising out of or in connection with the performance by the Trustee of its duties hereunder. Any amount payable to the Trustee under Section 10.3 hereof, or under this Section 10.4, and not previously paid by the Company shall be paid by the Company promptly upon demand therefor by the Trustee or, if the Trustee so chooses in its sole discretion, from the Trust Corpus. In the event that payment is made hereunder to the Trustee from the Trust Corpus, the Trustee shall promptly notify the Company in writing of the amount of such payment. The Company agrees that, upon receipt of such notice, it will deliver to the Trustee to be held in the Trust an amount in cash equal to any payments made from the Trust Corpus to the Trustee pursuant to
Section 10.3 hereof, or pursuant to this Section 10.4, together with interest from the date of receipt of such notice based upon the daily average of the prime rate charged by the Trustee. The failure of the Company to transfer any such amount shall not in any way impair the Trustee's right to indemnification, reimbursement and payment pursuant to Section 10.3 hereof, or pursuant to this
Section 10.4.

     10.5 Institution of Litigation. Following a Change in Control, the Trustee
          -------------------------
is specifically authorized and required to take such action as may be necessary or appropriate, including the institution of litigation or other legal process, to enforce the Company's obligations hereunder or under the Plans on behalf of either itself or the Plan Participants (or their beneficiaries) and all claims for benefits by individual Plan Participants against the Company, other than those pursued by a Plan Participant pursuant to the last sentence of this Section 10.5 and those which the Trustee reasonably believes to be frivolous, and shall not compromise or settle any such claim, unless approved by the affected Plan Participants. Any expenses thus incurred by the Trustee shall be paid or reimbursed by the Company pursuant to
Section 10.3 and 10.4 hereof. In addition, following a Change in Control, any Plan Participant in Grade 18 or higher shall be entitled to be reimbursed for any legal expenses he or she incurs in pursuing an independent legal proceeding with respect to his or her rights under the Plans or this Trust in connection with such Change in Control; provided, that such Plan Participant promptly notifies the Trustee of his or her decision to pursue such proceeding, so as to avoid duplication of expenses. In such event, the Trustee, in the exercise of its sole discretion, may elect not to pursue a claim seeking similar relief against the Company.

     10.6 Powers of Trustee. The Trustee shall have, without exclusion, all
          -----------------
powers conferred on Trustees by applicable law, unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust upon direction of the Company, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                                   ARTICLE XI

                       Resignation and Removal of Trustee

     11.1 Resignation of Trustee. The Trustee may resign at any time by written
          ----------------------
notice to the Company, which shall be effective sixty (60) days after receipt of such notice unless the Company and Trustee agree otherwise. If a Change in Control shall previously have occurred, the Trustee shall give such resignation notice, in writing, to the Company and the members of the Incumbent Board then serving on the Board of Directors, specifying a date (not less than sixty (60) days after the giving of such notice) when such resignation shall take effect.

     11.2 Removal and Substitution of Trustee. The Company, or if a Change in
          -----------------------------------
Control shall previously have occurred, the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors, then by affirmative vote of at least three-fourths (3/4) of the then-current Board of Directors), may at any time substitute a new Trustee by giving fifteen (15) days notice thereof to the Trustee then acting.

     11.3 Appointment of Successor Trustee. Promptly after the giving of notice
          --------------------------------
of resignation by the Trustee under Section 11.1 hereof, the Company, or if a Change in Control shall previously have occurred, the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors, then by affirmative vote of at least three-fourths (3/4) of the then-current Board of Directors), shall appoint a successor trustee such successor trustee to become Trustee hereunder upon the resignation date specified in such notice.

     On or after a Change in Control, any successor trustee appointed or otherwise designated under any provision of this Article XI, shall be a bank trust department or other third party that, on the date of appointment:

          (a) may be granted corporate trustee powers under the federal or state law of the United States of America and is, in fact, duly qualified and authorized to do trust business;

          (b) has total assets of at least Ten Billion Dollars
     ($10,000,000,000); and

          (c) has a credit rating from Moody's Investors Service of "A" or better (or other comparable credit rating from another similarly well-recognized credit rating service).

     11.4 Failure to Appoint Successor Trustee. If a successor trustee is not
          ------------------------------------
     appointed:

          (a) in the case of resignation of the Trustee, within sixty (60) days after the giving of the Trustee's notice of resignation under Section 11.1 hereof; or

          (b) in the case of removal of the Trustee, within fifteen (15) days after the giving of notice of such removal to the Trustee under Section
     11.3 hereof,

then the Trustee shall be entitled to petition a United States District Court, or any court of competent jurisdiction in the state in which the Trustee maintains its principal place of business, to appoint a successor trustee or provide instructions. All expenses incurred by the Trustee in connection with such petition shall be allowed as administrative expenses of the Trust under
Section 10.5 hereof.

     11.5 Statements of Account Upon Removal or Resignation. In the event of
          -------------------------------------------------
such removal or resignation, the Trustee shall duly file with the Company and, on and after a Change in Control, the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors then, the Board of Directors) a written statement or statements of accounts and proceedings as provided in
Section 10.2 hereof for the period since the last previous annual accounting of the Trust, and if written objections to such account are not filed as provided in Section 10.2 hereof, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such Account.

     11.6 Transfer of Trust Corpus to Successor Trustee. Upon resignation or
          ---------------------------------------------
removal of the Trustee and appointment of a successor trustee all assets shall subsequently be transferred to the successor trustee The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless the Company or the members of the Incumbent Board then serving on the Board of Directors (or, if there are no members of the Incumbent Board then serving on the Board of Directors, then by affirmative vote of at least three fourths (3/4) of the then-current Board of Directors) extends the time limit. The Trustee shall continue to serve until the successor trustee accepts the Trust and receives delivery of the Trust Corpus.

                                   ARTICLE XII

                                  Authorization

     12.1 Actions by Board of Directors; Compensation Committee. Any action of
          -----------------------------------------------------
the Board of Directors or by the Compensation Committee pursuant to this Trust Agreement shall be evidenced by a resolution adopted by the Board of Directors (or a duly authorized committee thereof) or the Compensation Committee that is certified to the Trustee by the Secretary or an Assistant Secretary of the Company under its corporate seal, and the Trustee shall be fully protected in acting in accordance with such resolution.

     12.2 Actions by Chief Executive Officer; Treasurer. Any action of the Chief
          ---------------------------------------------
Executive Officer or Treasurer pursuant to this Trust Agreement shall be evidenced by a written notice or direction to such effect over the signature of such officer, and the Trustee and the Recordkeeper each shall be fully protected in acting in accordance with such notices or directions.

     12.3 Other Actions of Company. Any action of the Company pursuant to this
          ------------------------
Trust Agreement shall be evidenced by a written notice or direction to such effect over the signature of any officer or other representative of the Company who shall have been certified to the Trustee by the Chief Executive Officer, President, Treasurer or Secretary (or any Assistant Secretary) of the Company as having such authority. The Chief Executive Officer, President, Treasurer or Secretary (or any Assistant Secretary) of the Company shall provide to the Trustee in writing from time to time the names and specimen signatures of the officers and other representatives authorized to act on behalf of the Company. The Trustee and the Recordkeeper each shall be fully protected in acting in accordance with such notices or directions.

     12.4 Actions by the Committee. Any action of the Committee pursuant to this
          ------------------------
Trust Agreement shall be evidenced by:

          (a) a resolution adopted by a majority vote of the members of such Committee, that is certified to the Trustee by the Secretary (or any Assistant Secretary) of the Committee; or

          (b) a written notice or direction to such effect over the signatures of a majority of the members of such Committee, who shall have been certified to the Trustee by the Secretary

     (or any Assistant Secretary) of the Committee as having such authority. The Secretary (or any Assistant Secretary) of the Committee shall provide to the Trustee in writing the names and specimen signatures of the members of the Committee as such may be constituted from time to time.

     The Trustee and the Recordkeeper each shall be fully protected in acting in accordance with such resolutions, notices or directions of the Committee.

                                 ARTICLE XIII

                                    Notices

     13.1 Notices. All notices, requests, reports, demands and waivers to or
          -------
upon the respective parties hereto to be effective shall be in writing, by messenger, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon:

         (a)  delivery by hand; or

         (b)  upon receipt.

     Such communications shall be addressed and directed to the parties listed below (except where this Trust Agreement expressly provides that it be directed to another) as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

If to the Company (or any directors or officers thereof), or to the Committee:

         SUNOCO, INC.
         Ten Penn Center, 27th Floor
         1801 Market Street
         Philadelphia, PA 19103
         Attention: General Counsel

If to the Trustee:

         BANKERS TRUST COMPANY
         Street Address:                   Mailing Address
         130 Liberty Street                P.O. Box 318, Mail Stop 2202
         New York, New York 10006          Church Street Station
                                           New York, New York 10008
         Attention: Laura L. Vannatta
                    Vice President

If to the Recordkeeper:

         TOWERS, PERRIN, FORSTER & CROSBY, INC.
         Centre Square East
         1500 Market Street
         Philadelphia, PA 19102
         Attention: Sunoco, Inc. Retirement Plan Actuary
                     c/o Philadelphia Consulting Office Manager

If to a Plan Participant, to the address of such Plan Participant provided by the Recordkeeper.

                                  ARTICLE XIV

                                 Miscellaneous

     14.1 No Contract of Employment. Neither the establishment of this Trust,
          -------------------------
nor any modification thereof, nor the payment of any benefits in connection herewith, shall be construed as giving any Plan Participant, or any person whosoever, the right to be retained in the service of the Company, and all Plan Participants shall remain subject to discharge to the same extent as if this Trust had never been established.

     14.2 Rights of Plan Participants. Nothing in this Trust Agreement shall in
          ---------------------------
any way diminish any rights of any Plan Participant to pursue his or her rights as a general creditor of the Company (or certain of its subsidiaries) under the Plans.

     14.3  Amendment or Waiver.
           -------------------

         (a) Amendment Prior to Potential Change in Control. Prior to the occurrence of any Potential Change in Control, this Trust Agreement may be amended only by a written instrument executed by the Trustee, the Recordkeeper and the Company. In case of conflict between the terms of this Trust Agreement and the terms of the Plans, the terms of the Trust Agreement shall control; provided, however, that:

              (1) provisions that, in the determination of the Company, affect solely the Trustee may, at the option of both the Trustee and the Company, be amended by a writing executed only by the Company and the Trustee, with a copy of such writing being provided to the Recordkeeper; and

              (2) provisions that, in the determination of the Company, affect solely the Recordkeeper may, at the optin of both the Recordkeeper and the Company, be amended by a writing executed only by the Company ad the Recordkeeper, with a copy of such writing being provided to the Trustee.

         (b) Amendment Following Potential Change in Control. Upon and after the occurrence of any Potential Change in Control, and unless otherwise required by applicable statute or regulation, the following rules will govern amendments and waivers:

              (1) this Trust Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto together with the written consent of at least eighty percent (80%) of the Plan Participants then entitled to receive payments hereunder;

              (2) the parties hereto, together with the consent of not less than eighty percent (80%) of the Plan Participants then entitled to receive payments hereunder, may at any time waive compliance with any of the agreements or conditions contained herein; and

              (3) any agreement on the part of a party hereto or a Plan Participant to any such waiver shall be valid if set forth in an instrument in writing signed on behalf of such party or Plan Participant.

     14.4 Severability of Provisions. If any provision of this Trust Agreement
          --------------------------
or the application thereof to any person or circumstances shall be determined by a court of proper jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect either:

         (a) the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable; or

         (b) any other provisions of this Trust Agreement (in which case, this Trust Agreement shall be construed and enforced as if such invalid or unenforceable provisions had not been included), and this Trust Agreement shall be otherwise valid and enforced to the fullest extent permitted by law.

     14.5 Non-Alienability of Benefits. Except as otherwise required by law, the
          ----------------------------
interests of the Plan Participants and their beneficiaries under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     14.6 Further Assurances. The Company shall, at any time and from time to
          ------------------
time, upon the reasonable request of the Trustee and/or Recordkeeper, execute and deliver such other instruments and do such further acts as may be necessary or proper to effectuate the purposes of this Trust Agreement.

     14.7  Successors, Heirs, Assigns, and Personal Representatives.  This Trust
           --------------------------------------------------------
Agreement shall be binding upon the administrators, successors and permitted assigns of the parties.

     14.8  Headings and Captions. The headings and captions herein are provided
           ---------------------
for reference and convenience only, shall not be considered part of the Trust Agreement, and shall not be employed in the construction of the Trust Agreement.

     14.9  Gender and Number. Except where otherwise clearly indicated by
           -----------------
context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

     14.10 Payments to Incompetent Persons, Etc. Any benefit payable hereunder
           ------------------------------------
to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Recordkeeper, the Trustee and all other parties with respect thereto.

     14.11 Governing Law; Situs of Trust. TO THE EXTENT NOT PREEMPTED BY
           -----------------------------
APPLICABLE FEDERAL LAW, THIS TRUST SHALL BE CONSTRUED AND ENFORCED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ANY PROVISIONS OF SUCH LAWS REGARDING CHOICE OF LAWS OR CONFLICTS OF LAWS). THE SITUS OF THIS TRUST SHALL BE NEW YORK COUNTY, NEW YORK.

     14.12 Counterparts. This Trust Agreement may be executed in any number of
           ------------
counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one and the same instrument.

     14.13 Acceptance by Trustee. The Trustee by joining in the execution of
           ---------------------
this Trust Agreement hereby signifies its acceptance of the Trust hereby created.

     14.14 Insurance Policies. Anything in this Trust Agreement to the contrary
           ------------------
notwithstanding, the Company may direct the Trustee to purchase one or more paid up life insurance policies insuring the lives of one or more Plan Participants. In such event, the Trustee will purchase such policies and shall not be responsible under this Trust Agreement, or otherwise, in any way respecting the acquisition, form, terms, payment provisions or issuer of such contract (other than the execution of any documents incidental thereto, upon discretion of the Company). The proceeds of any policy shall be credited to the applicable Plan upon death of the insured Plan Participant.

     14.15 Survival. The Company agrees that the provisions of Sections 10.3 and
           --------
10.4 hereof shall be binding on its successors and assigns and shall survive termination, amendment or restatement of this Trust Agreement, or the resignation or removal of the Trustee, and that this paragraph shall be construed as a contract between the Company and the Trustee according to the laws of the State of New York.

     14.16 Entire Understanding. This Trust Agreement sets forth the entire
           --------------------
understanding of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements and understandings relating thereto. This Trust Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives.

                     [COUNTERPART SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties have executed this Trust Agreement as of the date first written above.

ATTEST:                                   SUNOCO, INC.
                                               (the "Company")

By: /s/ Elric C. Gerner                   By: /s/ Paul Mulholland
Name:  Elric C. Gerner                    Name: Paul A. Mulholland
Title: Assistant Secretary                Title: Treasurer



ATTEST:                                   BANKERS TRUST COMPANY
                                               (the "Trustee")

By: /s/ Denise Virgil                     By: /s/ Laura L. Simone
Name: Denise Virgil                       Name: Laura L. Simone
Title: Vice President                     Title: Vice President



ATTEST:                                   TOWERS, PERRIN, FORSTER & CROSBY, INC.
                                               (the "Recordkeeper")

By: /s/ Lisa Melso                        By: /s/ Clyde D. Beers
Name: Lisa Melso                          Name: Clyde D. Beers
Title: Notary Public                      Title: Principal

COMMONWEALTH OF PENNSYLVANIA  )
                              ) ss. :
COUNTY OF PHILADELPHIA        )

     On the 12/th/ day of December , in the year two thousand and one (2001), before me personally came Paul Mulholland to me known, who being by me duly sworn, did depose and say: that he/she resides in Philadelphia, PA ; that he/she is the Treasurer of SUNOCO, INC., the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                                           /s/ Jean M. Jones
                                                           Notary Public



STATE OF NEW JERSEY  )
                     ) ss.    :
COUNTY OF HUDSON     )

     On the 10/th/ day of December , in the year two thousand and one (2001), before me personally came Laura L. Simone to me known, who being by me duly sworn, did depose and say: that he/she resides in Cranford, NJ ; that he/she is the VP of BANKERS TRUST COMPANY, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                                           /s/ Reed E. Feuster
                                                           Notary Public



COMMONWEALTH OF PENNSYLVANIA  )
                              )    ss. :
COUNTY OF PHILADELPHIA        )

     On the 12/th/ day of December , in the year two thousand and one (2001), before me personally came Clyde D. Beers to me known, who being by me duly sworn, did depose and say: that he/she resides in Pennsylvania ; that he/she is the Principal of TOWERS PERRIN, the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.

                                                           /s/ Lisa Melso
                                                           Notary Public

    Schedule 2.1 to the Deferred Compensation and Benefits Trust Agreement

             Benefit Plans and Other Arrangements Subject to Trust

     (1) Sunoco, Inc. Executive Retirement Plan ("SERP");

     (2) Sunoco, Inc. Deferred Compensation Plan;

     (3) Sunoco, Inc. Pension Restoration Plan;

     (4) Sunoco, Inc. Savings Restoration Plan.

     (5) Sunoco, Inc. Special Executive Severance Plan;

     (6) The funding of the Sunoco, Inc. Special Employee Severance Plan necessary to provide benefits in accordance with the terms of such Plan to only those employees then in grades 11 through 13.

     (7) The entire funding for all the Indemnification Agreements with the executives set forth below shall be Five Million Dollars ($5,000,000) in the aggregate:
         (a)  Terence P. Delaney                 (h)  Michael S. Kuritzkes
         (b)  Michael H. R. Dingus               (i)  Joel H. Maness
         (c)  John G. Drosdick                   (j)  Michael J. McGoldrick
         (d)  Bruce G. Fischer                   (k)  Ann C. Mule
         (e)  Deborah M. Fretz                   (l)  Paul A. Mulholland
         (f)  Thomas W. Hofmann                  (m)  Rolf D. Naku
         (g)  Joseph P. Krott                    (n)  Robert W. Owens
                                                 (o)  Charles K. Valutas